As filed with the Securities and Exchange Commission on November 3, 2003

FILE NO. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ELECTRO RENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation or Organization)	95-2412961 (I.R.S. Employer Identification No.)

6060 SEPULVEDA BOULEVARD, VAN NUYS, CALIFORNIA 91411
(Address of Principal Executive Offices) (Zip Code)

2002 STOCK OPTION PLAN
(Full Title of the Plan)

With a copy to:
DANIEL GREENBERG CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD 6060 SEPULVEDA BOULEVARD VAN NUYS, CALIFORNIA 91411	THEODORE E. GUTH, ESQ. GUTH | CHRISTOPHER, LLP 10866 WILSHIRE BOULEVARD, SUITE 1250 LOS ANGELES, CALIFORNIA 90024
(Name and Address of Agent for Service)

(818) 786-2525	(Telephone Number, Including Area Code, of Agent For Service)	(310) 234-6939

CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
TITLE OF		MAXIMUM	MAXIMUM
SECURITIES	AMOUNT	OFFERING	AGGREGATE	AMOUNT OF
TO BE	TO BE	PRICE PER	OFFERING	REGISTRATION
REGISTERED	REGISTERED(1)	SHARE (2)	PRICE	FEE

Common Stock, without par value	1,500,000	13.49	$20,232,562.50	$1,637

(1)	Plus such additional number of shares as may be required pursuant to the terms of the 2002 Stock Option Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.

(2)	The Proposed Maximum Offering Price per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933 (the “Securities Act”), and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to 518,750 shares which are subject to outstanding options to purchase Common Stock under the 2002 Stock Option Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 518,750 shares subject to outstanding options under the 2002 Stock Option Plan is $11.31. With respect to 981,250 shares of Common Stock available for future grant under the 2002 Stock Option Plan, the Proposed Maximum Offering Price per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the NASDAQ National Market on October 29, 2003, which average was $14.64. The number referenced above in the table entitled “Proposed Maximum Offering Price Per Share” represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by us with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference:

(a)	Our annual report on Form 10-K for the fiscal year ended May 31, 2003, which is our latest annual report filed pursuant to Section 13(a) of the Securities Act, that contains audited financial statements for our latest fiscal year for which such statements have been filed;

(b)	Our quarterly report on Form 10-Q for the quarter ended August 31, 2003;

(c)	Our preliminary consent solicitation statement filed with the SEC pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, on October 17, 2003; and

(d)	The description of our Common Stock set forth in our Registration Statement on Form 8-A filed with the SEC on November 12, 1979.

     In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (A) Article V of the Restated Articles of Incorporation of the Registrant provides:

“V

     "(a) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     "(b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.”

     (B) Section 317 of the California Corporations Code (the “California Law”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a "derivative action”), if they acted in good faith and in a manner they reasonably believed were in the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 317, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

     The California Law permits advancement of expenses to agents other than officers and directors only upon approval of the board of directors, (i) in a case of stockholder approval of indemnification, the California Code requires certain minimum votes in favor of such indemnification and excludes the vote of the potentially indemnified person, and (ii) the California Code only permits independent counsel to approve indemnification if an independent quorum of directors is not obtainable, while the California Law permits the directors in any circumstances to appoint counsel to undertake such determination.

     Section 317 of the California Code provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, shareholder vote, agreement or otherwise. The limitation of liability contained in the Registrant’s Amended and Restated Articles of Incorporation and the indemnification provision included in the Registrant’s bylaws are consistent with California Code Section 317.

     Section 317 of the California Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     (C) Section 16 of Article III of the Registrant’s Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Law.

     (D) The Registrant has entered into indemnification agreements with its officers and directors and purchases directors’ and officers’ liability insurance policies insuring the Registrant’s directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to such provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     The Exhibits to this registration statement are listed in the Index to Exhibits which immediately follows the signature page hereto.

ITEM 9. UNDERTAKINGS.

          (a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California, on this 3rd day of November 2003.

ELECTRO RENT CORPORATION

By:	/s/ Daniel Greenberg

Daniel Greenberg
Chief Executive Officer and
Chairman of the Board

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Greenberg as attorney-in-fact, with power of substitution, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Daniel Greenberg Daniel Greenberg	Chief Executive Officer and Chairman of the Board	November 3, 2003

/s/ Craig R. Jones Craig R. Jones	Chief Financial Officer (Principal Accounting Officer)	November 3, 2003

Gerald D. Barrone	Director

/s/ Nancy Y. Bekavac Nancy Y. Bekavac	Director	November 3, 2003

/s/ Joseph J. Kearns Joseph J. Kearns	Director	November 3, 2003

/s/ S. Lee Kling S. Lee Kling	Director	November 3, 2003

/s/ James S. Pignatelli James S. Pignatelli	Director	November 3, 2003

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Articles of Incorporation (Restated) and bylaws are incorporated by reference to Exhibits 1.2 and 6.1, respectively, of Registration Statement (Form S-14), File No. 2-63532. A copy of the Restated Articles of Incorporation and the Certificate of Amendment of Restated Articles of Incorporation filed October 24, 1988 are incorporated by reference to Exhibit (3) to the Annual Report (Form 10-K) for the fiscal year ended May 31, 1989. A copy of the Certificate of Amendment of Restated Articles of Incorporation filed October 15, 1997 is filed as Exhibit (3) to the Annual Report (Form 10-K) for the fiscal year ended May 31, 1999. A copy of the amendment to the bylaws adopted October 6, 1994 is incorporated by reference to the Annual Report (Form 10-K) for the fiscal year ended May 31, 1995. A copy of the amendment to the bylaws adopted November 15, 1996 is incorporated by reference to Exhibit (3) of the Annual Report (Form 10-K) for the fiscal year ended May 31, 1997.

4.2	A copy of the Electro Rent Corporation 2002 Employee Stock Option Plan, the Electro Rent Corporation Stock Option Agreement (Incentive Stock Options) and the Electro Rent Corporation Stock Option Agreement (Nonstatutory Stock Options) is incorporated by reference to Exhibit (10)(E) of the Annual Report (Form 10-K) for the fiscal year ended May 31, 2002.

5.1	Opinion as to legality of securities being registered

23.1	Consent of Guth | Christopher LLP (included in Exhibit 5.1)

23.2	Consent of independent auditors (Deloitte & Touche LLP)

Exhibit Page